Exhibit 10.2

Manufacturing and Supply Agreement
(Projekt H 2000)

This Manufacturing and Supply Agreement (together with its Attachments, which are incorporated herein by reference, the "Agreement") is made on June 1st, 2015 (the "Effective Date") by and between Hapila GmbH, Otto-Schott-Straße 9, 07552 Gera, Germany ("Hapila") and Biofrontera Pharma GmbH, HemmelratherWeg 201, D-51377 Leverkusen, Germany ("Biofrontera"). Hapila and Biofrontera are hereinafter also referred to individually as "Party" or collectively as "Parties".

WHEREAS:

o	Hapila has substantial experience and expertise in the development and manufacturing of active pharmaceutical ingredients (APls);

o	Biofrontera is active in the registration and commercialization of pharmaceutical products, in particular for dermatology. Biofrontera obtained in 2011 an approval in the European Union for the drug product Ameluz® Ameluz ® is used for photodynamic therapy and contains the active substance 5-aminolevulinic acid hydrochloride.

o	Biofrontera contracted Hapila in 2012 with the development of a synthesis process and the required analytical methods and necessary stability tests to manufacture 5- aminolevulinic acid hydrochloride (“API") according to GMP. Biofrontera has financed the process and analytical development, stability studies, establishment and validation of the analysis methods and the process validation.

o	With Hapila's support Biofrontera has written an Active Substance Master File (ASMF) for the API. Biofrontera holds the ASMF (ASMF holder) while Hapila acts as Active Substance Manufacturer (ASM). The ASMF was submitted by Biofrontera in the EU and third countries in support of the regulatory dossier for the drug product Ameluz in order to use the API manufactured by Hapila for the manufacturing of Ameluz.

o	All rights related to Ameluz, the ASMF for the API and all processes and methods developed with financing provided by Biofrontera are the exclusive property of Biofrontera.

o	Biofrontera wishes to have the API manufactured and supplied (as defined below) by Hapila according to the terms set out in this Agreement;

o	The parties have agreed to enter into this Agreement detailing the terms upon which the API will be supplied;

o	Hapila and Biofrontera intend to implement this Agreement in connection with a separate Quality Agreement, dated September, 12th 2014, and any amendment thereto (all together the "Quality Agreement", as defined below in section 5.3) will be subject to and incorporating by reference the terms of this Agreement.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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NOW, THEREFORE, the Parties hereby agree as follows:

1.	Definitions

In this Agreement the following expressions shall have the following meaning unless the context requires otherwise:

"Active Pharmaceutical Ingredient, API" shall mean active pharmaceutical ingredient 5- aminolevulinic acid hydrochloride.

"Affiliate" shall mean any corporation, company, partnership, joint venture and/or firm that controls, is controlled by, or is under common control with a Person. For purposes of this definition, "control" means (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

"Agreement" shall have the meaning as defined in the recitals.

"Applicable Laws" shall mean all current laws, regulations, directives, guidelines and other requirements of competent authorities, including without limitation all European Good Manufacturing Practice standards, as amended from time to time, which are applicable to the activities under this Agreement.

"Batch Size" shall mean appr. [***] (in words: [***], range from [***]) of Product or such other size as the Parties may agree from time to time. If the Parties agree to change the Batch Size, then the Parties shall at the same time agree about a corresponding change of the Purchase Price.

"GMP" shall mean Good Manufacturing Practice as defined by Council Directive 2003/94/EC and/or any other applicable regulatory authority.

"Change" shall mean a variation to the Product, the Specification and/or to this Agreement.

"Confidential Information" shall mean any and all information and materials (whether or not patentable) disclosed in writing, electronically, orally or otherwise by or on behalf of Biofrontera or any of its Affiliates to Hapila or any of its Affiliates, or on behalf of Hapila or any of its Affiliates to Biofrontera or any of its Affiliates.

"Delivery Date" shall mean the date of delivery for Product as specified by HAPILAin its confirmation to the respective Purchase Order.

"Delivery Destination" shall mean the delivery destination for the Product, which shall be Biofrontera GmbH, Hemmelrather Weg 201, D-51377 Leverkusen, Germany unless otherwise specified by Biofrontera in the respective Purchase Order and agreed to by Hapila.

"ASMF" or "DMF" shall mean the "Active Substance Master File" or the "Drug Master File" written by Biofrontera with support byHapila.

"Effective Date" shall have the meaning as defined in the preamble.

"End-Product" shall mean a pharmaceutical formulation as finished dosage form containing the Product as sole active pharmaceutical ingredient for human use

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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“Facility" shall mean Hapila's facility situated at Otto-Schot-tStra e 9, D-07552, Gera, Germany.

“Force Majeure” shall have the meaning as defined in sec. 13.2.

“Initial Term " shall mean a time period of five (5) years from the Effective Date.

"Manufacture" and “Manufacturing” shall mean all activities related to the manufacture, testing, release, storage and/or shipment of Product.

"Minimum Shelf Life" shall mean, with respect to Product, a remaining shelf life of at least [***] of the total shelf life for Product as approved by the regulatory authorities in the respective countries in the Territory.

"Process" shall mean the manufacturing process developed by Hapila on behalf of Biofrontera according to the Project Plans "Projektvorschlag H 2000" (drafts 1 to 3) and the corresponding offers 2011-0048, 2012-0003, 2012-0032 and 2013-0005 as accepted by Biofrontera.

"Product Warranties" shall have the meaning as defined in Section 5.5.

"Purchase Order" shall have the meaning as defined in Section 3.3.

"Purchase Price" shall mean the price payable by Biofrontera or its Affiliates to Hapila under this Agreement for Product, as specified in Attachment 1.

Quality Assurance Agreement" shall have the meaning as defined in Section 5.3.

"Specifications" shall mean the specifications for Product as approved in the marketing authorization(s) for End-Product, as may be amended from time to time by Biofrontera.

“Territory" shall mean European Union (EU) and third-countries which accept EU Guidelines for GMP (e.g. Israel and Switzerland).

"Third Party" shall mean any person or entity other than Hapila and Biofrontera and Affiliates of Biofrontera.

A)	Supply of Products

2.	Supply and Purchase, Exclusivity

2.1          Supply and Purchase. Hapila shall Manufacture and deliver Product to Biofrontera, and Biofrontera shall purchase Product from Hapila pursuant to and in accordance with the terms and conditions of this Agreement.

2.2          Purchase Obligation. Biofrontera is not obliged to purchase API exclusivel y from Hapila. However, Biofrontera will be obliged to purchase enough API from Hapila per year to produce at least [***] of the drug product Ameluz to be marketed in Territory, provided that Hapila fulfills its quality and delivery obligations. [***] before expiry of the Initial Term, the Parties shall negotiate in good faith a possible extension of the aforementioned percentage of Biofrontera's supply, provided that any said extension is compliant with the then applicable antitrust and competition laws in the Territory. For the avoidance of doubt, upon expiry of the Initial Term in circumstances where the Parties do not mutually agree on a prolongation of the above percentage, Biofrontera's obligation to purchase at least API for [***] of the Ameluz sold in the Territory shall expire. The purchase of Product from Hapila shall, however, remain possible during the remainder of the term of the Agreement.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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2.3          Exclusivity Sale Obligation: Hapila shall exclusively sell API (5-aminolevulinic acid hydrochloride) to Biofrontera. Hapila will not provide API or its salt forms to other customers or any third party without the prior approval by Biofrontera. Biofrontera will be the exclusive ASMF holder unless otherwise decided and communicated in writing by Biofrontera to Hapila.

3.	Forecasts, Orders and Delivery

3.1          Forecasts. Biofrontera shall use reasonable efforts to assist Hapila with its production planning by providing Hapila with non-binding [***] rolling written forecasts of its Product requirements for the next [***]. Forecasts will be updated by Biofrontera on a [***] basis. Hapila acknowledges and agrees that any forecast or any other estimate given by Biofrontera shall be non-binding, and shall not constitute any obligation whatsoever to place any Purchase Orders or otherwise to purchase or pay for any Product.

3.2          Amounts. The annual requirement of API is about [***] in the year 2015, and is expected to increase in the following years according to the written forecasts provided by Biofrontera.

3.3          Purchase Orders. Hapila shall Manufacture and supply Product according to purchase orders placed by Biofrontera and/or its Affiliates pursuant to the terms hereof (each a "Purchase Order"). Purchase Orders shall be made in writing at least [***] calendar days prior to the Delivery Date for the first order and [***] calendar days prior to the Delivery Date for any subsequent order, and shall determine quantity of Product ordered, stated as multiples of the Batch Size, and the Delivery Date for the ordered Product. Hapila shall confirm each Purchase Order placed by Biofrontera under this Agreement in writing within [***] business days of it being placed, provided however that Hapila shall fulfill any Purchase Order placed by Biofrontera in accordance with this Agreement regardless of whether or not such Purchase Order has been confirmed as long as the purchase order does not exceed the according forecast by more or less than [***].

3.4          Delivery Terms. Hapila shall deliver Products on the Delivery Date confirmed and to the Delivery Destination (as specified in the respective Purchase Order). Delivery shall be made [***]. The transport will be organized by and within the responsibility of Hapila but the costs will be passed through to Biofrontera. Hapila shall inform Biofrontera of the concrete Delivery Date at least [***] calendar days before such delivery takes place.

4.	Purchase Price

4.1          Purchase Price. In consideration for Product delivered by Hapila to Biofrontera in accordance with this Agreement, Biofrontera shall pay to Hapila the Purchase Price. Any payments under this Agreement shall be paid in Euro in full without any deduction or withholding of taxes, except to the extent required by Applicable Laws. If any taxes are required to be deducted or withheld by Biofrontera pursuant to Applicable Laws, Biofrontera will (i) pay the taxes to the taxing authority, (ii) send proof of such payment to Hapila, and (iii) use reasonable efforts to assist Hapila in its efforts to obtain a credit for such tax payment. Each Party agrees to use reasonable efforts to assist the other Party in claiming any legal exemptions from the respective obligation to deduct or withhold tax under double taxation treaties available under applicable double tax treaties or other Applicable Laws.

4.2          Purchase Price. During the Initial Term the Purchase Price will be according to Attachment 1.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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4.3          Invoice, Payment. Hapila shall invoice Biofrontera for each shipment of Product. Payment of the Purchase Price for any Product delivered in accordance with the terms of this Agreement shall become due [***] after receipt of the invoice and delivery of the Product to which the invoice corresponds.

5.	Manufacture, Quality Assurance and Pharmacovigilance

5.1          Permits and Licenses. At all times during the term of this Agreement, Hapila shall hold and maintain in good standing all required and advisable authorizations and permits needed for the Manufacture and supply of the Product for the manufacturing of API in the Territory. Hapila shall promptly inform Biofrontera in writing in the event any such authorization or permit is not obtained in a timely manner or is withdrawn or is threatened to be withdrawn.

5.2          Subcontractors. Hapila shall be entitled to have the API manufactured by Hapila with the involvement of Third Parties provided that such Third Parties are registered as manufacturers or contract testing laboratories in the ASMF for the API and the marketing authorizations for Ameluz. Hapila shall in any event be fully responsible and liable for the fulfillment of Hapila's obligations under this Agreement by its subcontractors, including without limitation to Manufacture and deliver Product in accordance with the terms and conditions of this Agreement. Hapila shall not be entitled to change any manufacturer, subcontractor and/or the Process and/or the API or its Third Party supplier thereof without prior written consent of Biofrontera.

5.3          Quality Assurance Agreement. Further responsibilities and obligations of the Parties with respect to the quality of the Product and related responsibilities of the Parties are defined in a separate written quality assurance agreement, signed between the Parties with effective date September 12th, 2014, and any amendment thereto (all together the "Quality Assurance Agreement"). The Quality Assurance Agreement and, after signing, any amendment thereto shall become part of this Agreement. If there is any conflict between the terms of this Agreement and the Quality Assurance Agreement, commercial terms shall prevail of this Agreement, and terms covering regulatory or legal requirements shall prevail of the Quality Assurance Agreement.

5.4          Changes. Any changes relating to the Process, Manufacture, storage and supply of Product are subject to the change management and change approval provisions as set forth the Quality Assurance Agreement. Actual and direct costs incurred by a Party as a result of changes will be allocated as follows:

5.4.1       Costs Borne by Hapila. Hapila shall solely bear all actual and related costs resulting from changes requested by Hapila (irrespective of any approval of such changes by Biofrontera) and costs related to the establishment and maintenance of GMP or changes required by modifications of applicable laws and GMP requirements inherent to manufacturing of any active substance or to findings from inspections by the local Competent Authorities.

5.4.2       Costs Borne by Biofrontera. Biofrontera shall solely bear all actual and related costs resulting from (i) changes requested by Biofrontera, or (ii) changes requested or required by regulatory authorities relating to the marketing of Ameluz (other than changes listed under Section 5.4.1(ii) above), or (iii) changes in the materials and/or suppliers of any starting materials or other materials used for the Manufacture of Product (including the Active Substance) mandated by a regulatory authority in relation to the marketing of Ameluz or required by Biofrontera.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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5.5          Product Warranties. Hapila warrants that any Product shall, at the time of delivery (i) fully meet the Specifications, (ii) have been Manufactured and supplied in compilance with all Applicable Laws, the Process and the requirements set out in the Quality Assurance Agreement, (iii) be free from defects, (iv) have a remaining shelf life of at least the Minimum Shelf Life, and (v) be free from any liens, encumbrances or other Third Party rights (the "Product Warranties").

5.6          Pharmacovigilance. As between the Parties Biofrontera shall be responsible for fulfilling the pharmacovigilance obligations under Applicable Laws related to the final drug product.

6.	Inspection and Defects

6.1          Visual Inspection. After delivery of a shipment of the API, Biofrontera or a Third Party on behalf of Biofrontera will perform incoming visual inspection of the Product delivered and the associated batch documentation. For the purposes of this Agreement, "visual inspection" shall mean:

(i)            comparing the applicable Purchase Order against the documentation accompanying the shipment to verify that the identity, quantity and exterior shipment packaging and labeling comply with the Purchase Order ;

(ii)           verifying that the certificate(s) of analysis and other batch documentation for the shipment shows that the Product conforms in all material respects to the Product Specifications; and

(iii)          visually inspecting the exterior of the packaging of Product to verify that the shipment appears to be in good condition.

If any shipment of Product is incomplete, damaged or fails to comply with the Product Specifications as evident from the accompanying certificate of analysis, Biofrontera shall inform Hapila thereof no later than [***] days after receipt of the shipment. In the absence of such notice given by or on behalf of Biofrontera within the aforesaid period, Biofrontera shall be deemed to have accepted such delivery of Product subject only to the provisions of the following section 6.2.

6.2          Notwithstanding the foregoing, Hapila shall remain liable to Biofrontera for any latent defect in compliance with the Product Warranties that subsequently is discovered,by e.g. further laboratory testing as defined in the Quality Assurance Agreement, in a shipment of Product provided that Biofrontera informs Hapila by notice in writing of such latent defect not later than [***] days from the date of discovery of such latent defect stating in reasonable detail the basis for the assertion of a latent defect.

6.3          Remedies for Defective Product. If the Product delivered by Hapila has a defect and if Biofrontera has fulfilled its duties of inspection according to sec. 6.1, Biofrontera shall have the right to reject such defective Products and to demand replacement whereas other legal remedies are excluded. If Hapila refuses to replace the Product or Hapila's attempts to replace the defective Products with Products as defined in this Agreement have failed [***], then Biofrontera shall have the right to either terminate the concrete Purchase Order or to terminate the concrete Purchase Order and this Supply Agreement. Other legal remedies shall be excluded.

6.4          Independent Testing. In the event the Parties disagree as to whether the Product delivered conforms to the Product Warranties, the rejected Product along with all associated batch documentation shall be submitted to a mutually acceptable Third Party testing laboratory, which will determine whether such Product conforms to the Product Warranties, provided however that Hapila's obligations under Section6.3, including without limitation its obligations to replace Product, shall not be suspended or otherwise affected. The Parties agree that such testing laboratory's determination shall be final and binding on the Parties. The Party against whom the testing laboratory rules will bear the reasonable costs of the testing laboratory. If the testing laboratory rules that the Product meets the Product Warranties, Biofrontera will purchase the Product at the Purchase Price, irrespective of whether Hapila has already replaced such Product. If the testing laboratory rules that the Product does not meet the Product Warranties and the Product was not previously replaced, Hapila shall at Biofrontera's option refund the Purchase Price for the affected Batch(es) of Product to Biofrontera.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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7.	Inspections and Audits

7.1          Inspections by Regulatory Authorities. For any competent authority's audit and/or inspection of Hapila's facilities involved in the manufacture, supply or shipment of the Product the relevant provisions in the Quality Agreement shall apply.

7.2          Audits. Upon Hapila's receipt of at least [***] notice from Biofrontera, Hapila will give employees or authorized representatives of Biofrontera, its Affiliates or License Partners for third countries access to any facilities and records related to the Manufacture of Product, including any facility and records of Hapila's subcontractors for the Product or Active Substance, in order to audit Hapila's compliance with the terms of this Agreement. The scope and manner of each audit shall be determined by Biofrontera in consultation with Hapila, provided that each audit shall have a duration of [***] unless determined otherwise by Biofrontera. If any Third Party's facilities are involved in the Manufacture and shipment of Product, Hapila shall ensure that such Third Party also adheres to the obligations under this Section 7.2.

B)	Warranties, Indemnifications, Limitation of Liability

8.	Warranties

Each Party represents and warrants that to the best of its knowledge, neither the execution and delivery of this Agreement by it nor its performance hereunder conflicts with or will result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under any of the terms or conditions of any license, agreement or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be bound, or violates any statute, law, rule, regulation, writ, injunction, judgment, order or decree of any court, administrative agency or governmental authority binding on it or any of its properties or assets.

9.	Indemnification

9.1          Indemnification by Hapila.

Hapila's liability with respect to any claim under this agreement shall be limited to the extent of coverage of the liability insurance of Hapila with respect to such claim, but in each occurrence not more than a maximum amount of [***].

9.2          Indemnification by Biofrontera. Subject to any limitation of liability explicitly set out in this Agreement, Biofrontera shall indemnify and hold Hapila, its Affiliates and their respective officers, employees and agents harmless from and against all Losses resulting from all claims, demands, actions and other proceedings by any Third Party to the extent arisingfrom (i) the willful and/or gross negligent breach of any representation, warranty or any other obligation under this Agreement, and/or (ii) non-compliance of Biofrontera' actions or omissions as distributor of any End-Product with Applicable Laws, except to the extent that any such Loss is resulting from willful or negligent act or omission of Hapila.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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9.3          Procedure. Upon the filing of any such claim or suit, the Party seeking indemnification hereunder (the "Indemnified Party") shall immediately notify the other Party (the "Indemnifying Party") thereof, shall give full information and reasonable assistance in the defense or settlement of such claim or suit and shall permit such Indemnifying Party at its cost, to handle and control such claim or suit; provided, however, that the Indemnified Party may, at its own expense, retain such additional attorneys as it may deem necessary. The Indemnified Party's attorneys will be permitted by the Indemnifying Party and its attorneys to reasonably observe and/or participate in all aspects of the defense of such claims or suits. The Indemnifying Party shall have the right, after consultation with the Indemnified Party, to resolve and settle any such claims or suits, provided, that in no event may the Indemnifying Party compromise or settle any such claim in a manner which admits fault or negligence on the part of the Indemnified Party or includes injunctive relief or includes the payment of money or other property by the Indemnified Party without the prior written consent of the Indemnified Party.

10.	Limitation of Liabilities, No Other Warranties

10.1        Limitation of Liability. Except as expressly set forth in this Agreement, neither Party shall be liable for any special, indirect, consequential or incidental damages, except to the extent such damages were caused by intentional misconduct or gross negligence.

10.2        Personal Injury and Death. Neither Party seeks to exclude or limit liability for death or personal injury caused by its negligence or for fraud or fraudulent misrepresentation or for any liability that cannot legally be excluded or limited under any applicable law.

10.3        No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

C)	Term and Termination

11.	Term and Termination

11.1        Term. This Agreement shall become effective on the Effective Date and shall, unless terminated earlier according to the provisions of this Agreement, continue in force and effect for the Initial Term. Thereafter, the term of this Agreement shall be automatically extended by subsequent one (1) year periods, unless terminated by Biofrontera in its sole discretion by giving Hapila written notice, such notice to be given no later than six (6) months prior to expiry of the then current term.

11.2        Termination by Biofrontera upon Delivery Failures, Force Majeure or due to critical failures.

11.2.1      Biofrontera shall have the right to terminate the purchase agreement in Section 2.2, and Biofrontera shall be free to Manufacture Product and/or to obtain Product from any other source, if Hapila has not met its obligations to timely fill a binding Purchase Order in full and/or with Product that meets the Product Warranties, and such failure (i) occurs more often than [***], or (ii) with respect to one or more Purchase Orders, continues for a period of time of [***];

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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11.2.2      Biofrontera shall be entitled to terminate this Agreement with immediate effect by giving written notice to Hapila in the event that a Force Majeure situation with respect to any obligations of Hapila continues for more than [***];

11.3        Termination by Either Party. Either Party may terminate this Agreement in its entirety with immediate effect by giving written notice to the other Party in any event that constitutes a good cause under German Civil Law (K0ndigung aus wichtigem Grund). An event of good cause shall be the following events:

11.3.1      in the event of a material breach by the other Party of, or default with, its obligations under this Agreement or the Quality Agreement which breach or default has not been cured by the other Party within [***] after receiving written notice from the terminating Party requiring it to cure such breach; or

11.3.2      if the other Party refuses to perform or to continue to perform its obligations under this Agreement, or

11.3.3      in the event that any third party deviant from, and without being controlled by, the other Party's ultimate parent as of the date hereof is entitled to directly or indirectly control the other Party, whether by the majority of the voting rights, on a contractual basis or otherwise; or

11.3.4      in the event that the other Party files for insolvency or bankruptcy, shall be adjudicated insolvent or bankrupt, shall file a petition under insolvency laws, shall be dissolved or shall have a receiver appointed for substantially all of its property.

12.	Consequences of Termination

12.1       General Consequences of Termination. Except as explicitly set out otherwise in this Agreement, the expiry or termination of this Agreement shall have the following consequences:

12.1.1    Each Party shall return the other Party's Confidential Information disclosed under this Agreement within fourteen (14) days after expiry or termination of this Agreement and receipt of a respective request from the Disclosing Party, subject to retention of one archival copy which shall be kept confidential and may be used solely for the purpose of monitoring compliance with the confidentiality and non-use provisions of this Agreement.

D)	Miscellaneous

13.	Miscellaneous

13.1        Publicity. Each Party agrees not to issue any press release or other public statement, whether oral or in writing, disclosing the existence of this Agreement, the terms hereof or the Parties' relationship under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to law or governmental regulation or pursuant to the rules of a recognized stock exchange. However, in the latter case, the Parties shall, to the extent reasonably practicable, consult with each other and coordinate the wordings of any such announcements.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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13.2        Force Majeure. Neither Party shall be liable to the other for any delay or nonperformance of its obligations under this Agreement to the extent it arises from national emergency, act of God, fire, floods, earth-quakes, strikes, riots or any other cause beyond the reasonable control of a Party ("Force Majeure"). The affected Party shall promptly notify the other Party in writing of the cause and the likely duration of the delay or nonperformance and provided that the affected Party shall use reasonable endeavors to limit the effect of such event on the other Party; the performance of the affected Party's obligations, to the extent affected by the cause, shall be suspended during the period that the cause persists.

13.3        Notifications. Any notice required or permitted to be given under this Agreement shall be in writing and in English, and shall be sufficiently given if delivered by prepaid courier or sent by facsimile to the Party to whom such correspondence is required or permitted to be given. All correspondence shall be addressed as follows, provided that either Party may, by giving notice as provided in this Article, change its address for receiving such notice:

If addressed to Hapila:

Hapila GmbH

Otto-Schott-StraBe 9

07552 Gera

If addressed to Biofrontera:

Biofrontera Pharma GmbH

HemmelratherWeg 201

D-51377 Leverkusen, Germany

13.4        Assignment. Unless explicitly agreed upon in this Agreement, this Agreement is not assignable or transferable by either Party without the prior written consent of the other Party.

13.5        Waiver. No omission or delay on the part of any Party hereto to enforce at any time any of the provisions of this Agreement shall be deemed or construed to be a waiver by the omitting Party of any such provision or of its rights hereunder nor shall any single or partial exercise of any right or remedy preclude any further or other exercise of such right or remedy.

13.6        Entire Understanding, Amendments, Conflicts. This Agreement constitutes and incorporates the complete and exclusive understanding of the terms of the agreement between the Parties hereto with respect to the subject matter hereof. No modifications, amendments or supplements to this Agreement shall be effective for any purpose unless in writing signed by each Party.

13.7        Severability. If any provision of this Agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement, and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The Parties agree to attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision which achieves to the greatest extent possible the economic objectives of the invalid or unenforceable provision.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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13.8        Governing Law and jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Germany with the exception of its conflict of law rules. Any dispute arising out of or in connection with this Agreement will be finally settled by the District Court at Berlin without limiting any right of appeal.

13.9        Counterparts. This Agreement may be executed in counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date:

Hapila GmbH	Biofrontera Pharma GmbH

Date:	Date:

By:/s/ [***]	By:/s/ [***]
Name: [***]	Name: [***]

Date:	Date:

By:	By:/s/ [***]
Name:	Name: [***]

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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Attachment 1 - Purchase Price

I.             Purchase Price: The Purchase Price according to 1. is based on the concept of an annual amount up to [***]. This quantity of API can be produced in Hapila's qualified [***]. If Biofrontera's Forecast announces annual quantities of more than [***], the parties will discuss transferring the process to a [***]. The transfer will only take place with Biofrontera's approval. For Products produced in this [***] the Purchase Price defined in 2. shall apply.

1.	Price/kg for Product produced in the existing [***]:

a)	The Purchase price shall be [***].
b)	The Purchase price shall be [***].

2.	Price/kg for Product produced after upscaling to a [***]:

c)	The Purchase price shall be [***].
d)	The Purchase price shall be [***].
e)	The Purchase price shall be [***].

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

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